UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 18, 2009

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Brian R. Ford was appointed to the GulfMark Board of Directors (the “Board”) on March 18, 2009.

Pursuant to the terms of the 2005 Non-Employee Director Share Incentive Plan, as amended (the “Plan”), Mr. Ford was granted 3,500 shares of unvested common stock as a restricted stock award upon his appointment to the Board.  Restricted stock awards granted under the Plan are subject to an agreement between the company and Mr. Ford that restrict the transfer of unvested common stock. The Plan also provides that non-employee directors in office immediately after each annual meeting each receive 2,200 shares of unvested common stock as a restricted stock award. Awards under the Plan vest one year from the date of grant.

Each of our non-employee directors is paid $1,500 for each meeting of the Board and $1,500 for each Committee meeting of the Board he attends.  In addition, a quarterly retainer of $8,750 is paid to each of our non-employee directors of the company.

ITEM 9.01.	Exhibits

Exhibit No.	Description
99.1	Press Release of GulfMark Offshore, Inc. dated March 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2009		GulfMark Offshore, Inc.
(Registrant)
	By:	/s/ Edward A. Guthrie
	Name:	Edward A. Guthrie
	Title:	Executive Vice President and Chief Financial Officer